Exhibit 4.1

FIRST SUPPLEMENTAL INDENTURE

between

EQUITABLE HOLDINGS, INC.

and

THE BANK OF NEW YORK MELLON

as Trustee

Dated as of March 26, 2025

6.700% Fixed-to-Fixed Reset Rate Junior Subordinated Debt Securities due 2055

TABLE OF CONTENTS

(continued)

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FIRST SUPPLEMENTAL INDENTURE

First Supplemental Indenture, dated as of March 26, 2025 (the “Supplemental Indenture”), between Equitable Holdings, Inc., a Delaware corporation (the “Company”), having its principal office at 1345 Avenue of the Americas, New York, NY 10105, and The Bank of New York Mellon, a New York banking corporation, as trustee (hereinafter called the “Trustee”).

RECITALS OF THE COMPANY

The Company and the Trustee executed and delivered an indenture, dated as of September 18, 2024 (the “Base Indenture”), to the Trustee to provide for the future issuance of the Company’s junior subordinated debt securities, to be issued from time to time in one or more series as might be determined by the Company under the Base Indenture.

Section 9.01(10) of the Base Indenture permits the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, to enter into one or more supplemental indentures, in form satisfactory to the Trustee, without the consent of any Securityholders, to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination (A) shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Securityholder of any such Security with respect to such provision or (B) shall become effective only when there is no such Security Outstanding.

Section 9.01(7) of the Base Indenture provides that the Company and the Trustee, without the consent of any Securityholder, may enter into a supplemental indenture to establish the form or terms of Securities of any series as permitted by Section 2.01 thereof.

Pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment, authentication and issuance of a new series of its Securities, and the form and terms thereof, as hereinafter set forth.

The Company has requested that the Trustee execute and deliver this Supplemental Indenture. The Company has delivered to the Trustee an Opinion of Counsel and an Officers’ Certificate pursuant to Sections 9.05 and 15.07 of the Base Indenture to the effect, among other things, that all conditions precedent provided for in the Base Indenture to the Trustee’s execution and delivery of this Supplemental Indenture have been complied with. All acts and things necessary have been done and performed to make this Supplemental Indenture enforceable in accordance with its terms, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

ARTICLE ONE

Definitions

Section 1.01. Definitions

For all purposes of this Supplemental Indenture, except as otherwise expressly provided herein or unless the context otherwise requires:

(a) the terms defined in the Base Indenture have the same meanings when used in this Supplemental Indenture unless otherwise defined herein;

(b) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(c) any reference to an Article, Section, other subdivision or Exhibit refers to an Article, Section or other subdivision of, or Exhibit to, this Supplemental Indenture; and

(d) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

In addition, the following terms used in this Supplemental Indenture have the following respective meanings:

“Business Day” means any day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or (iii) a day on which the Corporate Trust Office is closed for business.

“Calculation Agent” means the Company, an Affiliate of the Company selected by the Company, or any other firm appointed by the Company, in each case, in the Company’s sole discretion, acting as calculation agent in respect of the Junior Subordinated Debt Securities.

“Capital Regulator” means the governmental agency or instrumentality, if any, that has group-wide oversight of the Company’s regulatory capital.

“Company” has the meaning specified in the Recitals.

“Deferral Period” means the period commencing on an Interest Payment Date with respect to which the Company defers interest pursuant to Section 2.05 and ending on the earlier of (i) the fifth anniversary of that Interest Payment Date and (ii) the next Interest Payment Date on which the Company has paid all deferred and unpaid amounts (including compounded interest on such deferred amounts) and all other accrued interest on the Junior Subordinated Debt Securities.

“Depositary” means The Depository Trust Company, a New York Corporation, or any successor thereto.

“Five-year Treasury Rate” means, as of any Reset Interest Determination Date, the average of the yields on actively traded U.S. Treasury securities adjusted to constant maturity, for five-year maturities, for the most recent five Business Days appearing under the caption “Treasury Constant Maturities” in the Most Recent H.15. If the Five-year Treasury Rate cannot be determined pursuant to the preceding sentence, the Calculation Agent, after consulting such sources as it deems comparable to any of the foregoing calculations, or any such source as it deems reasonable from which to estimate the Five-year Treasury Rate, will determine the Five-year Treasury Rate in its sole discretion, provided that if the Calculation Agent determines there is an industry-accepted successor Five-year Treasury Rate, then the Calculation Agent will use such successor rate. If the Calculation Agent has determined a substitute or successor base rate in accordance with the foregoing, the Calculation Agent in its sole discretion may determine the Business Day convention, the definition of Business Day and the Reset Interest Determination Date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the Five-year Treasury Rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.

“H.15” means the daily statistical release designated as such, or any successor publication as determined by the Calculation Agent in its sole discretion, published by the Board of Governors of the Federal Reserve System.

“Indenture” means the Base Indenture as supplemented by this Supplemental Indenture, and as further supplemented from time to time with respect to the Junior Subordinated Debt Securities.

“Initial Interest Reset Date” means March 28, 2035.

“Interest Payment Date” has the meaning specified in Section 2.04(c).

“Interest Period” means the period from and including March 26, 2025 to but excluding September 28, 2025, and the period from each Interest Payment Date to but excluding the next Interest Payment Date or, if earlier, the Maturity Date.

“Interest Reset Date” means the Initial Interest Reset Date and each date falling on the five-year anniversary of the preceding Interest Reset Date.

“Interest Reset Period” means the period from and including the Initial Interest Reset Date to, but not including, the next following Interest Reset Date and thereafter each period from and including each Interest Reset Date to, but not including, the next following Interest Reset Date.

“Junior Subordinated Debt Securities” has the meaning specified in Section 2.01(a).

“Maturity Date” has the meaning specified in Section 2.02.

“Most Recent H.15” means the H.15 published closest in time but prior to the close of business on the applicable Reset Interest Determination Date.

“Parity Securities” means indebtedness of the Company that by its terms ranks in right of payment upon liquidation of the Company on a parity with the Junior Subordinated Debt Securities, and includes the Junior Subordinated Debt Securities.

“Rating Agency Event” means that any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act that then publishes a rating for the Company (a “rating agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Junior Subordinated Debt Securities, which amendment, clarification or change results in:

(i) the shortening of the length of time the Junior Subordinated Debt Securities are assigned a particular level of equity credit by that rating agency compared to the length of time they would have been assigned that level of equity credit by that rating agency or its predecessor on the date hereof, or

(ii) the lowering of the equity credit (including up to a lesser amount) assigned to the Junior Subordinated Debt Securities by that rating agency compared to the equity credit assigned by that rating agency or its predecessor on the date hereof.

“Regulatory Capital Event” means the Company’s good faith determination that, as a result of:

(i) any amendment to, or change in, the laws, rules or regulations of the United States or any political subdivision of or in the United States or any other governmental agency or instrumentality as may then have group-wide oversight of the Company’s regulatory capital that is enacted or becomes effective after the date hereof;

(ii) any proposed amendment to, or change in, those laws, rules or regulations that is announced or becomes effective after the date hereof; or

(iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations that is announced after the date hereof, there is more than an insubstantial risk that the full principal amount of the Junior Subordinated Debt Securities outstanding from time to time would not qualify as “Tier 2 Capital” (or a substantially similar concept) for purposes of the capital adequacy rules of any Capital Regulator to which the Company is or will be subject; provided that the proposal or adoption of any criterion:

(iv) that is substantially the same as the corresponding criterion in the capital adequacy rules of the Board of Governors of the Federal Reserve System applicable to bank holding companies as of the date hereof, or

(v) that would result in the full principal amount of the Junior Subordinated Debt Securities outstanding from time to time not qualifying as “Tier 2 Capital” (or a substantially similar concept) for purposes of the capital adequacy rules of the Capital Regulator solely because the Company may redeem the Junior Subordinated Debt Securities at its option upon the occurrence of a Rating Agency Event will not constitute a Regulatory Capital Event.

“Reset Interest Determination Date” means, in respect of any Interest Reset Period, the day falling two Business Days prior to the beginning of such Interest Reset Period.

“Supplemental Indenture” means this instrument as originally executed or as it from time to time may be supplemented or amended by one or more agreements supplemental hereto.

“Tax Event” means the receipt by the Company of an opinion of independent counsel experienced in such matters to the effect that, as a result of any:

(i) amendment to or change (including any officially announced proposed change) in the laws or regulations of the United States or any political subdivision or taxing authority of or in the United States that is enacted or effective on or after the date hereof;

(ii) official administrative decision or judicial decision or administrative action or other official pronouncement (including a private letter ruling, technical advice memorandum or other similar pronouncement) by any court, government agency or regulatory authority that reflects an amendment to, or change in, the interpretation or application of those laws or regulations that is announced on or after the date hereof; or

(iii) threatened challenge asserted in connection with an audit of the Company, or a threatened challenge asserted in writing against any taxpayer that has raised capital through the issuance of securities that are substantially similar to the Junior Subordinated Debt Securities, which challenge is asserted against the Company or becomes publicly known on or after the date hereof, there is more than an insubstantial increase in the risk that interest payable by the Company on the Junior Subordinated Debt Securities is not, or within 90 days of the date of such opinion will not be, deductible by the Company, in whole or in part, for U.S. federal income tax purposes.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs:

(i) The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to December 28, 2034 (the “Par Call Date”) (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

(ii) If on the third Business Day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Provided that calculations and selections in the foregoing will be made by the Company or on its behalf by a person designated by the Company; provided, further, however, that such calculations and selections shall not be a duty or obligation of the Trustee under the Company’s senior indenture.

ARTICLE TWO

General Terms and Conditions of the Junior Subordinated Debt Securities

Section 2.01. Designation and Principal Amount

(a) Designation

Pursuant to Section 2.01 of the Base Indenture, there is hereby established a series of Securities of the Company designated as the 6.700% Fixed-to-Fixed Reset Rate Junior Subordinated Debt Securities due 2055 (the “Junior Subordinated Debt Securities”), the principal amount of which to be issued shall be in accordance with Section 2.01(b) and as set forth in a Company Order for the authentication and delivery of Junior Subordinated Debt Securities pursuant to the Base Indenture, and the form and terms of which shall be as set forth hereinafter.

(b) Principal Amount; Additional Junior Subordinated Debt Securities

Junior Subordinated Debt Securities in an initial aggregate principal amount of $500 million upon execution of this Supplemental Indenture, shall be executed by the Company and delivered to the Trustee, and the Trustee shall thereupon authenticate and deliver said Junior Subordinated Debt Securities in accordance with a Company Order. At any time and from time to time after the date hereof, without the consent of any Securityholders of the Junior Subordinated Debt Securities, the Company may execute and deliver additional Junior Subordinated Debt Securities to the Trustee for authentication, in addition to the $500 million initial aggregate principal amount previously provided for, together with a Company Order for the authentication and delivery of such additional Junior Subordinated Debt Securities, so long as such additional Junior Subordinated Debt Securities are fungible for U.S. federal income tax purposes with the Junior Subordinated Debt Securities issued as of the date hereof. Any additional Junior Subordinated Debt Securities so issued shall have the same terms and conditions as the Junior Subordinated Debt Securities issued on the date hereof in all respects, except for any difference in the issue date, issue price, interest accrued prior to the issue date of the additional Junior Subordinated Debt Securities and first Interest Payment Date and shall be governed by this Supplemental Indenture and shall rank equally and ratably in right of payment with the Junior Subordinated Debt Securities issued on the date of this Supplemental Indenture and, together with the Junior Subordinated Debt Securities issued as of the date of this Supplemental Indenture, shall be treated as a single series of Junior Subordinated Debt Securities for all purposes.

Section 2.02. Maturity

The Junior Subordinated Debt Securities will mature on March 28, 2055 (the “Maturity Date”). If the Maturity Date is not a Business Day, payment of principal and interest to be made on the Maturity Date shall be made on the next Business Day (but no interest shall accrue as a result of such postponement).

Section 2.03. Form of Junior Subordinated Debt Securities

The Junior Subordinated Debt Securities shall be substantially in the form of Exhibit A, shall include the Trustee’s certificate of authentication in the form required by Section 2.02 of the Base Indenture and shall be issued in fully registered definitive form without interest coupons.

The Junior Subordinated Debt Securities initially are issuable solely as Global Securities and shall bear the legend required by Section 2.11 of the Base Indenture.

The Depositary for the Junior Subordinated Debt Securities initially shall be The Depository Trust Company (or any successor thereto).

Section 2.04. Rate of Interest; Interest Payment Dates

(a) Rate of Interest; Accrual

The Junior Subordinated Debt Securities shall bear interest on their principal amount: (i) from and including March 26, 2025, to, but not including, the Initial Interest Reset Date at the rate of 6.700% per annum and (ii) from and including the Initial Interest Reset Date, during each Interest Reset Period, at the rate equal to the Five-year Treasury Rate as of the most recent Reset Interest Determination Date, plus 2.390% per annum, computed on the basis of a 360-day year consisting of twelve 30-day months. Defaulted Interest and interest deferred pursuant to Section 2.05 will bear interest, to the extent permitted by law, at the interest rate in effect from time to time provided in this Section 2.04(a), from and including the relevant Interest Payment Date, compounded on each subsequent Interest Payment Date.

(b) Calculation Agent

Unless the Company has redeemed all of the outstanding Junior Subordinated Debt Securities as of the Initial Interest Reset Date, the Company shall appoint a Calculation Agent with respect to the Junior Subordinated Debt Securities prior to the Reset Interest Determination Date preceding the Initial Interest Reset Date. The Company or any of its affiliates may assume the duties of the Calculation Agent. The applicable interest rate for each Interest Reset Period will be determined by the Calculation Agent as of the applicable Reset Interest Determination Date. If the Company or one of its affiliates is not the Calculation Agent, the Calculation Agent shall notify the Company of the interest rate for the relevant Interest Reset Period promptly upon such determination. The Company shall notify the Trustee of such interest rate, promptly upon making or being notified of such determination. The Calculation Agent’s determination of any interest rate and its calculation of the amount of interest for any Interest Reset Period beginning on or after the Initial Interest Reset Date will be conclusive and binding absent manifest error, will be made in the Calculation Agent’s sole discretion and, notwithstanding anything to the contrary in the Indenture or the Junior Subordinated Debt Security, will become effective without consent from any other person or entity. Such determination of any interest rate and calculation of the amount of interest will be on file at the Company’s principal offices and will be made available to any Securityholder upon request.

(c) Interest Payment Dates

Subject to Section 2.05, accrued interest on the Junior Subordinated Debt Securities shall be payable semi-annually in arrears on March 28 and September 28 of each year, commencing on September 28, 2025, and on the Maturity Date (each such date, an “Interest Payment Date”), or if any such day is not a Business Day, the next Business Day (but no interest will accrue as a result of that postponement), to the Securityholders of record of the Junior Subordinated Debt Securities at the close of business on the immediately preceding March 15 or September 15 (in each case, whether or not a Business Day), as the case may be.

Section 2.05. Deferral

(a) Option to Defer Interest Payments

(i) So long as no Event of Default with respect to the Junior Subordinated Debt Securities has occurred or is continuing, the Company shall have the right, at any time and from time to time, to defer the payment of interest on the Junior Subordinated Debt Securities for one or more consecutive Interest Periods that do not exceed five years for any single Deferral Period, provided that no Deferral Period shall extend beyond the Maturity Date, any earlier accelerated maturity date arising from an Event of Default or any other earlier redemption of the Junior Subordinated Debt Securities. If the Company has paid all deferred interest (including compounded interest thereon) on the Junior Subordinated Debt Securities, the Company shall have the right to elect to begin a new Deferral Period pursuant to this Section 2.05(a).

(ii) At the end of any Deferral Period, the Company shall pay all deferred interest (including compounded interest thereon) on the Junior Subordinated Debt Securities to the Persons in whose names the Junior Subordinated Debt Securities are registered in the Securities Register at the close of business on the Regular Record Date with respect to the Interest Payment Date at the end of such Deferral Period.

(b) Notice of Deferral

The Company shall give written notice of its election to commence or continue any Deferral Period to the Trustee and the Securityholders of the Junior Subordinated Debt Securities at least one Business Day and not more than 60 Business Days before the next Interest Payment Date. Such notice shall be given to the Trustee and each Securityholder of Junior Subordinated Debt Securities at such Securityholder’s address appearing in the Security Register by first-class mail, postage prepaid or electronic means (or, as long as the Junior Subordinated Debt Securities are held through the Depositary, such notice shall be transmitted in accordance with applicable procedures of the Depositary).

Section 2.06. Events of Default

(a) If an Event of Default specified in Section 6.01(a) of the Base Indenture occurs, the principal amount of all the Junior Subordinated Debt Securities shall automatically, and without any declaration or other action on the part of the Trustee or any Securityholder, become immediately due and payable.

(b) The Trustee shall have no right or obligation under the Indenture or otherwise to exercise any remedies on behalf of any Securityholders of the Junior Subordinated Debt Securities pursuant to the Indenture in connection with any default, unless such remedies are available under the Indenture and the Trustee is directed to exercise such remedies pursuant to and subject to the conditions of Section 6.01(c) of the Base Indenture, provided, however, that this provision shall not affect the rights of the Trustee with respect to any Events of Default as set forth in Section 2.06(b) that may occur with respect to the Junior Subordinated Debt Securities. In connection with any such exercise of remedies the Trustee shall be entitled to the same immunities and protections and remedial rights (other than acceleration) as if such default were an Event of Default.

(c) For purposes of this Section 2.06, the term “default” means any of the following events:

(i) default in the payment of interest, including compounded interest, in full on any Junior Subordinated Debt Securities for a period of 30 days after the conclusion of a five-year period following the commencement of any Deferral Period if such Deferral Period has not ended prior to the conclusion of such five-year period;

(ii) default in the payment of principal of or premium, if any, on the Junior Subordinated Debt Securities when due; or

(iii) default in the observance or performance of any covenant or agreement contained in the Indenture or the Junior Subordinated Debt Securities.

(d) The holders of a majority in aggregate principal amount of the outstanding Junior Subordinated Debt Securities may waive any past default, except:

(i) a default in payment of principal or interest; or

(ii) a default under any provision of the Supplemental Indenture that itself cannot be modified or amended without the consent of the holders of all outstanding Junior Subordinated Debt Securities.

Section 2.07. Securities Registrar; Paying Agent; Place of Payment

The Company appoints the Trustee as Securities Registrar and Paying Agent with respect to the Junior Subordinated Debt Securities. The Place of Payment for the Junior Subordinated Debt Securities will be as specified in the Junior Subordinated Debt Securities.

Section 2.08. No Sinking Fund

The Junior Subordinated Debt Securities shall not be subject to Section 3.04 of the Base Indenture.

Section 2.09. Subordination

The subordination provisions of Article XIV of the Base Indenture shall apply to the Junior Subordinated Debt Securities, except that solely for purposes of the Junior Subordinated Debt Securities, Section 14.02 of the Base Indenture shall be amended as follows:

(a) The first paragraph of Section 14.02 of the Base Indenture shall be deleted and replaced with the following:

“(1) In the event and during the continuation of any default in the payment of principal, premium, if any, or interest on any Senior Indebtedness beyond any applicable grace period with respect thereto, (2) in the event that any event of default with respect to any Senior Indebtedness shall have occurred and be continuing, permitting the direct Securityholders of that Senior Indebtedness (or a trustee on behalf of the Securityholders thereof) to accelerate maturity of that Senior Indebtedness, whether or not the maturity is in fact accelerated (unless, in the case of either subclause (1) or (2) of this clause, the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded), or (3) in the event that any judicial proceeding shall be pending with respect to a payment default or event of default described in subclause (1) or (2) of this clause, no payment or distribution of any kind or character, whether in cash, securities or other property, shall be made by the Company on account of the principal of or interest on the Junior Subordinated Debt Securities unless and until all amounts then due and payable in respect of such Senior Indebtedness, including any interest accrued after such event occurs, shall have been paid in full.”

Section 2.10. Senior Indebtedness

Solely for the purposes of the Junior Subordinated Debt Securities, the definition of “Senior Indebtedness” in Section 1.01 of the Base Indenture shall be deleted and replaced by the following:

“Senior Indebtedness” means the principal of, premium, if any, and interest on and any other payment due pursuant to any of the following, whether Incurred on or prior to the date hereof or hereafter Incurred:

(i) all obligations of the Company (other than obligations pursuant to the Indenture) for money borrowed;

(ii) all obligations of the Company evidenced by securities, notes, debentures, bonds or other similar instruments (other than securities issued under the Indenture), including obligations Incurred in connection with the acquisition of property, assets or businesses;

(iii) all capital lease obligations of the Company;

(iv) all reimbursement obligations of the Company with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of the Company;

(v) all obligations of the Company issued or assumed as the deferred purchase price of property or services, including all obligations under master lease transactions pursuant to which the Company or any of its subsidiaries have agreed to be treated as owner of the subject property for U.S. federal income tax purposes;

(vi) all payment obligations of the Company under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements at the time of determination, including any such obligations Incurred by the Company solely to act as a hedge against increases in interest rates that may occur under the terms of other outstanding variable or floating rate indebtedness of the Company; and

(vii) all obligations of the type referred to in clauses (i) through (vi) above of another Person and all dividends of another Person the payment of which, in either case, the Company has assumed or guaranteed or for which the Company is responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise;

provided, however, that “Senior Indebtedness” shall not include: (1) indebtedness or monetary obligations to trade creditors created or assumed by the Company in the ordinary course of business in connection with the obtaining of materials or services or (2) any obligation or indebtedness that is, by its terms, subordinated in right of payment to, or ranks equally in right of payment with, the Junior Subordinated Debt Securities.

Section 2.11. Defeasance

The provisions of Section 13.02 of the Base Indenture shall apply to the Junior Subordinated Debt Securities.

ARTICLE THREE

Covenants

Section 3.01. Dividend and Other Payment Stoppages

So long as any Junior Subordinated Debt Securities remain outstanding, (a) if the Company has given notice of its election to defer interest payments on the Junior Subordinated Debt Securities but the related Deferral Period has not yet commenced, or (b) a Deferral Period is continuing, the Company shall not, and shall not permit any Subsidiary to:

(i) declare or pay any dividends or other distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of capital stock of the Company;

(ii) make any payment of principal of, or interest or premium, if any, on, or repay, purchase or redeem any of the Company’s debt securities that rank upon the Company’s liquidation on a parity with or junior to the Junior Subordinated Debt Securities; or

(iii) make any guarantee payments regarding any guarantee issued by the Company of securities of any Subsidiary if the guarantee ranks upon the Company’s liquidation on a parity with or junior to the Junior Subordinated Debt Securities;

provided, however, the restrictions in clauses (i), (ii) and (iii) above do not apply to:

(A) any purchase, redemption or other acquisition of shares of its capital stock by the Company in connection with:

(1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more of its employees, officers, directors, consultants or independent contractors;

(2) the satisfaction of the Company’s obligations pursuant to any contract entered into prior to the beginning of the applicable Deferral Period;

(3) a dividend reinvestment or shareholder purchase plan; or

(4) the issuance of shares of the Company’s capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction, the definitive agreement for which is entered into prior to the applicable Deferral Period;

(B) any exchange, redemption or conversion of any class or series of the Company’s capital stock, or shares of the capital stock of one of its Subsidiaries, for any other class or series of the Company’s capital stock, or of any class or series of the Company’s indebtedness for any class or series of the Company’s capital stock;

(C) any purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of such shares or the securities being converted or exchanged;

(D) any declaration of a dividend in connection with any shareholder rights plan, or the issuance of rights, stock or other property under any shareholder rights plan, or the redemption or purchase of rights pursuant thereto; or

(E) any dividend in the form of stock, warrants, options or other rights where the dividend stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock; or

(F) (i) any payment of current or deferred interest on Parity Securities that is made pro rata to the amounts due on such Parity Securities (including the Junior Subordinated Debt Securities) and (ii) any payments of principal or current or deferred interest on Parity Securities that, if not made, would cause the Company to breach the terms of the instrument governing such Parity Securities.

For the avoidance of doubt, notwithstanding anything herein to the contrary, no terms of the Junior Subordinated Debt Securities will restrict in any manner the ability of any of the Subsidiaries to pay dividends or make any distributions to the Company or to any of its other Subsidiaries.

ARTICLE FOUR

Redemption of the Junior Subordinated Debt Securities

Section 4.01. Redemption

(a) The Junior Subordinated Debt Securities shall be redeemable in accordance with the procedures set forth in Article III of the Base Indenture:

(i) in whole at any time or in part from time to time during the three-month period prior to, and including, March 28, 2035, or the three-month period prior to, and including, each subsequent Interest Reset Date, in each case at 100% of the principal amount of the Junior Subordinated Debt Securities being redeemed;

(ii) in whole at any time or in part from time to time prior to December 28, 2034, at a redemption price equal to the greater of (i) the principal amount of the Junior Subordinated Debt Securities being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal of and interest on the Junior Subordinated Debt Securities being redeemed discounted to the redemption date (assuming the Junior Subordinated Debt Securities matured on December 28, 2034) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 40 basis points less interest accrued to the redemption date;

(iii) in whole, but not in part, at any time within 90 days after the occurrence of a Tax Event or a Regulatory Capital Event at 100% of the principal amount of the Junior Subordinated Debt Securities being redeemed; or

(iv) in whole, but not in part, at any time within 90 days after the occurrence of a Rating Agency Event at 102% of the principal amount of the Junior Subordinated Debt Securities being redeemed;

plus, in each case, accrued and unpaid interest to but excluding the Redemption Date.

provided, in each case, that no partial redemption shall be effected unless at least $25 million aggregate principal amount of the Junior Subordinated Debt Securities, excluding any Junior Subordinated Debt Securities held by the Company or any of its Affiliates, shall remain outstanding after giving effect to such redemption.

provided, further, in each case, that all accrued and unpaid interest, including deferred interest (and compounded interest) shall have been paid in full on all outstanding Junior Subordinated Debt Securities for all Interest Periods ending on or before the Redemption Date. In the event the Junior Subordinated Debt Securities are treated as “Tier 2 capital” (or a substantially similar concept) under the capital rules of any Capital Regulator applicable to the Company, any redemption of the Junior Subordinated Debt Securities shall be subject to the Company’s receipt of any required prior approval from such Capital Regulator and to the satisfaction of any conditions set forth in those capital rules or any other applicable regulations of any other Capital Regulator that are or will be applicable to the Company’s redemption of the Junior Subordinated Debt Securities.

(b) In the case of a partial redemption, selection of the Junior Subordinated Debt Securities for redemption shall be made by lot; provided that for so long as the Junior Subordinated Debt Securities are held by the Depositary (or another depositary), selection of the Junior Subordinated Debt Securities for redemption shall be done in accordance with the policies and procedures of the depositary, which will be made on a pro rata pass-through distribution of principal basis. No Junior Subordinated Debt Securities of a principal amount of $1,000 or less shall be redeemed in part. If any Junior Subordinated Debt Security is to be redeemed in part only, the notice of redemption that relates to the Junior Subordinated Debt Security shall state the portion of the principal amount of the Junior Subordinated Debt Security to be redeemed. A new Junior Subordinated Debt Security in a principal amount equal to the unredeemed portion of the Junior Subordinated Debt Security shall be issued in the name of the Securityholder of the Junior Subordinated Debt Security upon surrender for cancellation of the original Junior Subordinated Debt Security.

(c) The Company’s actions and determinations in determining the redemption price, including those of any agent designated by the Company, shall be conclusive and binding for all purposes, absent manifest error.

(d) In no event, shall the Trustee be responsible for monitoring the ratings of the Junior Subordinated Debt Securities or an occurrence of a Rating Agency Event.

ARTICLE FIVE

Original Issue of Junior Subordinated Debt Securities

Section 5.01. Calculation of Original Issue Discount

If during any calendar year any original issue discount shall have accrued on the Junior Subordinated Debt Securities for United States federal income tax purposes, the Company shall file with each Paying Agent (including the Trustee if it is a Paying Agent) promptly at the end of each calendar year (a) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on outstanding Junior Subordinated Debt Securities as of the end of such year and (b) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time, or Treasury Regulations enacted thereunder, or other administrative or judicial guidance.

ARTICLE SIX

Supplemental Indentures

Section 6.01. Supplemental Indentures without Consent of Securityholders

Solely for purposes of the Junior Subordinated Debt Securities, Section 9.01 of the Base Indenture shall be deleted and replaced with the following:

“Section 9.01. Supplemental Indentures Without the Consent of Securityholders.

Without the consent of any Securityholders, the Company and the Trustee, at any time and from time to time, may supplement or amend the Indenture for any of the following purposes:

(1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Junior Subordinated Debt Securities; or

(2) to add to or modify the covenants of the Company for the benefit of the Securityholders of Junior Subordinated Debt Securities or to surrender any right or power herein conferred upon the Company (including the Company’s surrendering, without limitation, of any redemption right, including the Company’s right to redeem the Junior Subordinated Debt Securities upon the occurrence of the Rating Agency Event); provided that no such amendment or modification may add Events of Default or acceleration events with respect to the Junior Subordinated Debt Securities; or

(3) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Junior Subordinated Debt Securities; or

(4) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or in any supplemental indenture, or to make any other provisions with respect to matters or questions arising under this Indenture, provided such action shall not adversely affect the interests of the Securityholders of Junior Subordinated Debt Securities in any material respect; or

(5) to make any changes to the Indenture in order to conform the Indenture to the final prospectus supplement provided to investors in connection with the offering of the Junior Subordinated Debt Securities.”

Section 6.02. Supplemental Indentures with Consent of Securityholders

Solely for purposes of the Junior Subordinated Debt Securities, clauses (i) through (viii) of Section 9.02 of the Base Indenture shall be deleted and replaced with the following clauses (i) through (viii):

“(i) change the Stated Maturity of any payment of principal of or interest (including any additional interest) on the Junior Subordinated Debt Securities;

(ii) change the manner of calculating payments due on the Junior Subordinated Debt Securities in a manner adverse to Securityholders (it being understood that making changes to Five-year Treasury Rate as provided in the definition therein will not be deemed adverse to the Securityholders);

(iii) reduce the requirements contained in the Indenture for quorum or voting;

(iv) change the Place of Payment for any payment on the Junior Subordinated Debt Securities that is adverse to the Securityholders or change the currency in which any payment on the Junior Subordinated Debt Securities is payable;

(v) impair the right of any Securityholder to institute suit for the enforcement of any payment on the Junior Subordinated Debt Securities;

(vi) reduce the percentage in principal amount of outstanding Junior Subordinated Debt Securities, the consent of whose Securityholders is required for any such supplemental indenture, or the consent of whose Securityholders is required for any waiver of compliance with certain provisions of the Indenture or certain defaults hereunder and their consequences;

(vii) reduce the principal amount of, the rate of interest on or any premium payable upon the redemption of the Junior Subordinated Debt Securities; or

(viii) modify any of the provisions of this Section.”

ARTICLE SEVEN

Miscellaneous

Section 7.01. Effectiveness

This Supplemental Indenture will become effective upon its execution and delivery.

Section 7.02. Effect of Recitals and Rights of Trustee

The recitals contained herein and in the Junior Subordinated Debt Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee does not assume any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or of the Junior Subordinated Debt Securities. The Trustee shall not be accountable for the use or application by the Company of the Junior Subordinated Debt Securities or the proceeds thereof. In no event, shall the Trustee be the Calculation Agent, nor shall it have any liability for any determination made by or on behalf of such Calculation Agent.

Section 7.03. Tax Treatment

The Company and, by acceptance of the Junior Subordinated Debt Securities or a beneficial interest in the Junior Subordinated Debt Securities, each Securityholder and beneficial owner of a Junior Subordinated Debt Security agree to treat the Junior Subordinated Debt Securities as indebtedness for United States federal income tax purposes.

Section 7.04. Governing Law

This Supplemental Indenture shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

Section 7.05. Separability

In case any one or more of the provisions contained in this Supplemental Indenture or in the Junior Subordinated Debt Securities shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the Junior Subordinated Debt Securities, but this Supplemental Indenture and the Junior Subordinated Debt Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 7.06. Ratification and Incorporation of the Base Indenture

As supplemented hereby, the Base Indenture is in all respects ratified and confirmed, and the Base Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument; provided, however, that:

(a) The definition of “Responsible Officer” in Section 1.01 of the Base Indenture is deleted in its entirety and replaced with the following:

““Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Division – Corporate Finance Unit of the Trustee or any affiliate of the Trustee (or any successor division or unit of the Trustee or such affiliate) located at the Corporate Trust Office of the Trustee, or at the office of an affiliate of the Trustee, who has direct responsibility for the administration of this Indenture in respect of Securities of the applicable series, and also means, in the case of each of Sections 6.01(b) and 7.01(b), any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.”

(b) Section 7.01 of the Base Indenture is deleted in its entirety and replaced with the following:

“(a) The Trustee, prior to the occurrence of an Event of Default with respect to the Securities of a series and after the curing of all Events of Default with respect to the Securities of that series that may have occurred, shall undertake to perform with respect to the Securities of such series such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations or duties (including fiduciary duties) shall be read into this Indenture against the Trustee. In case an Event of Default with respect to the Securities of a series has occurred (that has not been cured or waived), the Trustee shall exercise with respect to Securities of that series such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that, prior to the occurrence of an Event of Default with respect to the Securities of a series and after the curing or waiving of all such Events of Default with respect to that series that may have occurred:

(i) the duties and obligations of the Trustee shall with respect to the Securities of such series be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable with respect to the Securities of such series except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants, duties (including fiduciary duties) or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on the part of the Trustee, the Trustee may with respect to the Securities of such series conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

(d) The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Securityholders of not less than a majority in principal amount of the Securities of any series at the time Outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture with respect to the Securities of that series.

(e) None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Indenture or adequate indemnity against such risk is not reasonably assured to it.

(f) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder, or losses, arising out of or caused, directly or indirectly, by circumstances beyond its control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; actual or threatened epidemics or pandemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services, including Internet services; accidents; labor disputes; acts of civil or military authority and governmental action; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(g) Notwithstanding any other provisions hereof, in no event shall the Trustee be responsible or personally liable for special, indirect, consequential or punitive damages, however styled, including, without limitation, lost profits, even if the Trustee has been advised of the likelihood of the loss or damage and regardless of the form of action.

(h) The Trustee shall have no responsibility or liability for or with respect to the validity, perfection or priority of any lien or security interest or for or with respect to the preparation, filing, amendment or continuation of any financing statements in connection thereto.”

(c) Section 7.02(i) of the Base Indenture is deleted in its entirety and replaced with the following:

“The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless written notice of such Default or Event of Default from the Company or any Securityholder is received by a Responsible Officer of the Trustee at the Corporate Trust Officer of the Trustee, or at the office of an affiliate of the Trustee, and such notice references the Securities in Default of in respect of which an Event of Default has occurred.”

Section 7.07. Executed in Counterparts

This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Supplemental Indenture shall include images of manually executed signatures transmitted by electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. For the avoidance of doubt and only with respect to the Junior Subordinated Debt Securities, this Section shall be deemed to amend Section 15.11 of the Base Indenture to permit (i) electronic signatures of the Junior Subordinated Debt Securities by the officers specified therein and attested to by the Secretary or Assistant Secretary without affixation of the corporate seal thereto and (ii) authentication by the Trustee to be executed by manual, electronic or facsimile signature and provide that any Junior Subordinated Debt Security executed, authenticated and delivered in such manner shall be valid and obligatory for all purposes under the Indenture and entitled to the benefits thereunder and hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

EQUITABLE HOLDINGS, INC.

By:	/s/ Peter Tian
Name:	Peter Tian
Title:	Treasurer

[Signature Page to First Supplemental Indenture]

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Stacey B. Poindexter
Name:	Stacey B. Poindexter
Title:	Vice President

[Signature Page to First Supplemental Indenture]

EXHIBIT A

FORM OF JUNIOR SUBORDINATED DEBT SECURITY

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (the “DEPOSITARY”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No.	Principal Amount: $

Issue Date: March 26, 2025	CUSIP: 29452EAD3

EQUITABLE HOLDINGS, INC.

6.700% FIXED-TO-FIXED RESET RATE JUNIOR SUBORDINATED DEBT

SECURITIES DUE 2055

Equitable Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to    or registered assigns, the principal sum of    dollars ($    ) on March 28, 2055 (the “Maturity Date”), or if such day is not a Business Day (as defined below), the following Business Day and no interest will accrue as a result of the postponement.

The Company further promises to pay interest on said principal sum (i) from and including March 26, 2025 to, but not including, March 28, 2035 at the rate of 6.700% per annum and (ii) from and including March 28, 2035, during each Interest Reset Period, at the rate equal to the Five-year Treasury Rate as of the most recent Reset Interest Determination Date, plus 2.390% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months), semi-annually in arrears on March 28 and September 28 of each year, commencing on September 28, 2025, and on the Maturity Date (each such date, an “Interest Payment Date”), subject to deferral as set forth herein. In the event that any Interest Payment Date falls on a day that is not a Business Day, the interest payment due on that date will be postponed to the next day that is a Business Day, and no interest will accrue as a result of that postponement. A “Business Day” shall mean any day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or (iii) a day on which the Corporate Trust Office is closed for business. Defaulted Interest and interest deferred pursuant to said Indenture will bear additional interest to the extent permitted by law, at the rate in effect from time to time, from and including the relevant Interest Payment Date, compounded on each subsequent Interest Payment Date.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, as provided in said Indenture, will be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 15 or September 15 (in each case, whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Securityholder on such Regular Record Date and may either be paid, in the case of deferred interest, as provided in the following paragraph, and otherwise to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Securityholders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Unless the Company has redeemed all of the outstanding Junior Subordinated Debt Securities as of the Initial Interest Reset Date, the Company shall appoint a calculation agent (the “Calculation Agent”) with respect to the Junior Subordinated Debt Securities prior to the Reset Interest Determination Date preceding the Initial Interest Reset Date. The Company or any of its affiliates may assume the duties of the Calculation Agent. The applicable interest rate for each Interest Reset Period will be determined by the Calculation Agent as of the applicable Reset Interest Determination Date. If the Company or one of its affiliates is not the Calculation Agent, the Calculation Agent shall notify the Company of the interest rate for the relevant Interest Reset Period promptly upon such determination. The Company shall notify the Trustee of such interest rate, promptly upon making or being notified of such determination. The Calculation Agent’s determination of any interest rate and its calculation of the amount of interest for any Interest Reset Period beginning on or after the Initial Interest Reset Date will be conclusive and binding absent manifest error, will be made in the Calculation Agent’s sole discretion and, notwithstanding anything to the contrary in the Indenture or this Junior Subordinated Debt Security, will become effective without consent from any other person or entity. Such determination of any interest rate and calculation of the amount of interest will be on file at the Company’s principal offices and will be made available to any Securityholder upon request.

So long as no Event of Default with respect to this Security has occurred or is continuing, the Company shall have the right at any time during the term of this Security to defer payment of interest on this Security for one or more consecutive Interest Periods that do not exceed five years for any single Deferral Period, during which the Company shall have the right to make partial payments of interest on any Interest Payment Date, and at the end of which the Company shall pay all interest then accrued and unpaid; provided, however, that no Deferral Period shall extend beyond the Maturity Date or the earlier accelerated maturity date arising from an Event of Default or redemption of this Security. Upon the termination of any Deferral Period and upon the payment of all deferred interest then due, the Company may elect to begin a new Deferral Period, subject to the above requirements.

So long as any Securities of this series remain outstanding, if the Company has given notice of its election to defer interest payments on the Securities but the related Deferral Period has not yet commenced or a Deferral Period is continuing, the Company shall not, and shall not permit any Subsidiary to, (i) declare or pay any dividends or other distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of the Company’s capital stock, (ii) make any payment of principal of, or interest or premium, if any, on or repay, purchase or redeem any debt securities of the Company that rank upon the Company’s liquidation on a parity with this Security or junior to this Security or (iii) make any guarantee payments regarding any guarantee issued by the Company of securities of any Subsidiary if the guarantee ranks upon the Company’s liquidation on a parity with or junior to this Security (other than (a) any purchase, redemption or other acquisition of shares of its capital stock in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more of its employees, officers, directors, consultants or independent contractors, (2) the satisfaction of the Company’s obligations pursuant to any contract entered into prior to the beginning of the applicable Deferral Period, (3) a dividend reinvestment or shareholder purchase plan, or (4) the issuance of shares of the Company’s capital stock, or securities convertible into or exercisable for such shares, as consideration in an acquisition transaction entered into prior to the applicable Deferral Period, (b) any exchange, redemption or conversion of any class or series of the Company’s capital stock, or the capital stock of one of its Subsidiaries, for any other class or series of its capital stock, or of any class or series of its indebtedness for any class or series of its capital stock, (c) any purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of such shares or the securities being converted or exchanged, (d) any declaration of a dividend in connection with any shareholder rights plan, or the issuance of rights, stock or other property under any shareholder rights plan, or the redemption or purchase of rights pursuant thereto, (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock, or (f) (1) any payment of current or deferred interest on Parity Securities that is made pro rata to the amounts due on such Parity Securities (including the Junior Subordinated Debt Securities), and (2) any payments of principal or current or deferred interest on Parity Securities that, if not made, would cause the Company to breach the terms of the instrument governing such Parity Securities).

The Company shall give written notice of its election to commence or continue any Deferral Period to the Trustee and the Securityholders of all Securities of this series then Outstanding at least one Business Day and not more than 60 Business Days before the next Interest Payment Date. Such notice shall be given to the Trustee and the Securityholder of this Security at such Securityholder’s address appearing in the Security Register by first-class mail, postage prepaid (or, as long as the Junior Subordinated Debt Securities are held through the Depositary, such notice shall be transmitted in accordance with applicable procedures of the Depositary).

Payment of the principal of (and premium, if any) and interest on this Security will be made at the paying agency office or agency of the Company maintained for that purpose in the United States, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (ii) by wire transfer in immediately available funds at such place and to such bank account number as may be designated by the Person entitled thereto as specified in the Securities Register in writing not less than ten days before the relevant Interest Payment Date.

The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Securityholder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on such Securityholder’s behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee such Securityholder’s attorney-in-fact for any and all such purposes. Each Securityholder hereof, by such Securityholder’s acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

The Company and, by acceptance of this Security or a beneficial interest in this Security, each Securityholder and beneficial owner of this Security agree to treat this Security as indebtedness for United States federal income tax purposes.

By acceptance of this Security or a beneficial interest in this Security, each Securityholder hereof and any person acquiring a beneficial interest herein, agree that either (A) no portion of the assets used by such purchaser to acquire and hold this Security or a beneficial interest in this Security constitutes assets of any (i) “employee benefit plan” subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) any plan, individual retirement accounts and other arrangement subject to Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), (iii) any other retirement arrangement that is subject to provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and (iv) entities and accounts whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA, or under any applicable Similar Laws or (B) the purchase and holding of this Security or a beneficial interest in this Security by such purchaser will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual, facsimile or electronic signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Date:

EQUITABLE HOLDINGS, INC.

By:
Name:
Title:

Attest: ___________________

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within mentioned Indenture.

Date:

THE BANK OF NEW YORK MELLON, as Trustee

By
Authorized Officer

(FORM OF REVERSE OF NOTE)

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under the Junior Subordinated Indenture, dated as of September 18, 2024 (herein called the “Base Indenture”), between the Company and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “Trustee”), as amended and supplemented by the First Supplemental Indenture, dated as of March 26, 2025, between the Company and the Trustee (the “Supplemental Indenture”, and together with the Base Indenture, the “Indenture”), to which Indenture and all other indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company, the Securityholders of the Senior Indebtedness and the Securityholders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. By the terms of the Indenture, the Securities are issuable in series that may vary as to amount, date of maturity, rate of interest, rank and in any other respect provided in the Indenture.

All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

The Securities of this series shall be redeemable at the election of the Company in accordance with the terms of the Indenture. In particular, this Security is redeemable:

(a) in whole at any time or in part from time to time during the three-month period prior to, and including, March 28, 2035, or the three-month period prior to, and including, each subsequent Interest Reset Date, in each case at 100% of the principal amount of the Securities being redeemed;

(b) in whole at any time or in part from time to time prior to December 28, 2034 at a redemption price equal to the greater of (i) the principal amount of the Securities being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal of and interest on the Securities being redeemed discounted to the redemption date (assuming the Junior Subordinated Debt Securities matured on December 28, 2034) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 40 basis points less interest accrued to the Redemption Date;

(c) in whole, but not in part, at any time within 90 days after the occurrence of a Tax Event or a Regulatory Capital Event, at a redemption price equal to 100% of the principal amount of the Securities being redeemed; or

(d) in whole, but not in part, at any time within 90 days after the occurrence of a Rating Agency Event, at a redemption price equal to 102% of the principal amount of the Securities being redeemed.

plus, in each case, accrued and unpaid interest to but excluding the Redemption Date;

provided that if the Securities of this series are not redeemed in whole, at least $25 million aggregate principal amount of the Outstanding Securities of this series remain outstanding after giving effect to such redemption.

Notwithstanding the foregoing, the Company may not redeem the Securities of this series unless all accrued and unpaid interest, including deferred interest (and compounded interest), has been paid in full on all Outstanding Securities of this series for all Interest Periods ending on or before the Redemption Date.

In the event of a redemption of this Security in part only, a new Security or Securities of this Series and of a like tenor for the unredeemed portion hereof will be issued in the name of the Securityholder hereof upon the cancellation hereof.

No sinking fund is provided for the Securities.

The Indenture contains provisions for satisfaction and discharge of the entire indebtedness of this Security upon compliance by the Company with certain conditions set forth in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee at any time to enter into a supplemental indenture or indentures for the purpose of modifying in any manner the rights and obligations of the Company and of the Securityholders of the Securities, with the consent of the Securityholders of not less than a majority in principal amount of the Outstanding Securities to be affected by such supplemental indenture. The Indenture also contains provisions permitting Securityholders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Securityholders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Securityholder of this Security shall be conclusive and binding upon such Securityholder and upon all future Securityholders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, if an Event of Default as set forth in the Indenture occurs, the principal amount of the Securities shall automatically become due and payable; provided that in any such case the payment of principal and interest on such Securities shall remain subordinated to the extent provided in Article XIV of the Base Indenture.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Securities Register, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained under Section 4.02 of the Base Indenture duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by, the Securityholder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee shall have the right to treat and shall treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Securities are issuable only in registered form without coupons in minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Securityholder surrendering the same.

THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this

Security to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

hereby irrevocably constituting and appointing________________________________________ agent to transfer this Security on the books of the Securities Registrar. The agent may substitute another to act for him or her.

Dated:	Signature:
Signature Guarantee:

(Sign exactly as your name appears on the other side of this Security)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Securities Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Securities Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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